Information Regarding Joint Filers

Designated Filer of Form 4: WEM-Brynmawr Associates LLC

Date of Earliest Transaction Required to be Reported: November 7, 2005

Issuer Name and Ticker Symbol: The Newkirk Master Limited Partnership (No Ticker Symbol)

Joint Filer Names and addresses:

Michael L. Ashner, Two Jericho Plaza, Wing A, Jericho, New York 11753
Apollo Real Estate Investment Fund III, L.P., Two Manhattanville Road, Purchase, New York 10577
Apollo Real Estate Advisors III, L.P., Two Manhattanville Road, Purchase,
New York 10577
Apollo Real Estate Management III, L.P., Two Manhattanville Road, Purchase,
New York 10577
WEM-Brynmawr Associates LLC, 7 Bulfinch Place, Suite 500, Boston, MA  02114

Signatures:


/s/ Michael L. Ashner
-------------------------------------------
Michael L. Ashner

Apollo Real Estate Investment Fund III, L.P.

By: Apollo Real Estate Advisors III, L.P.,
       its general partner

    By: Apollo Real Estate Capital Advisors III, Inc.,
        its general partner

        By: /s/ Michael D. Weiner
            -------------------------------
            Michael D. Weiner
            Vice President


Apollo Real Estate Advisors III, L.P.

By: Apollo Real Estate Capital Advisors III, Inc.,
     its general partner

    By: /s/ Michael D. Weiner
        -----------------------------------
        Michael D. Weiner
        Vice President


Apollo Real Estate Management III, L.P.

By: Apollo Real Estate Management III, Inc.,
    its general partner

    By: /s/ Michael D. Weiner
        -----------------------------------
        Michael D. Weiner
        Vice President


WEM-Brynmawr Associates LLC

By: /s/ Michael L. Ashner
    ---------------------------------------
    Michael L. Ashner
    Managing Member